Exhibit 8.4

Our ref                                                          JUH/694616-000001/7925643v2

Wowo Limited

3rd Floor, Chuangxin Building

No. 18 Xinxi Road, Haidian District, Beijing
People’s Republic of China

26 March 2015

Dear Sirs

Wowo Limited

We have acted as British Virgin Islands legal advisers to Wowo Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American Depositary Shares (“ADSs”) representing the Company’s ordinary shares of par value US$0.00001 each (the “Shares”).

We are furnishing this opinion letter as Exhibit 8.4 to the Registration Statement.

We have reviewed originals, copies, drafts or conformed copies of the Registration Statement.

1                                         Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the following assumptions, which we have not independently verified:

1.1                               Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

1.2                               All signatures, initials and seals are genuine.

1.3                               There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

2                                         Opinion

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

Maples and Calder

53rd Floor The Center 99 Queen’s Road Central Hong Kong
Tel +852 2522 9333 Fax +1852 2537 2955 maplesandcalder.com

Resident Hong Kong Partners: Shaun Denton (Cayman Islands), Anthony Webster (England and Wales), Gieg Knowles (British Virgin Islands)
Mark Western (England and Wales), Stacey Overholt (England and Wales), John Trehey (New Zealand)
Nick Harrold (England and Wales), Ann Ng (Victoria (Australia)), S H. Nip (England and Wales), James Gaden (New South Wales (Australia))
Richard Grasby (England and Wales), Terence Ho (New South Wales (Australia))
Registered Foreign Lawyers: Michelle Lloyd (Ireland)
Cayman Islands and British Virgin Islands Attorneys at Law I Offices: British Virgin Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London, Singapore

3                                         Qualifications

Except as specifically stated herein, we make no comment with regard to warranties or representations that may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Encl